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                                                                   EXHIBIT 4(i)

                EXERCISABLE AFTER 12:00 A.M. ON JANUARY 25, 1996
                     VOID AFTER 11:59 P.M. JANUARY 31, 1999
                    COMMON STOCK PURCHASE WARRANT (CLASS 1A)

     CLASS 1A WARRANT NUMBER                              NUMBER OF WARRANTS

                 1                                            *50,000*

                        UNIVERSAL MEDICAL SYSTEMS, INC.

This Certifies That, FOR VALUE RECEIVED     PFIZER MEDICAL SYSTEMS, INC.

or registered assigns, (the "Holder") is the owner of the number of Class 1A Common Stock Purchase Warrants ("Class 1A Warrants") specified above. Each Class 1A Warrant initially entitles the Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (Class 1A Warrants), as hereinafter defined, one fully-paid and nonassessable share of Common Stock $0.001 par value, of Universal Medical Systems, Inc. a Nevada corporation, (the "Company") at any time between January 25, 1996, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Form of Exercise on the reverse side hereof duly executed at the principal office of Dennis D. Cole, Esq., as Warrant Agent, or his substitute (the "Warrant Agent") accompanied by payment in lawful money of the United States of America in cash or by official bank or certified check payable to the Company of $1.00 per share.

       This Warrant Certificate and each Class 1A Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") between the Company and the Warrant Agent. A copy of the Warrant Agreement is on file at the principal office of the Warrant Agent, currently located at 13825 Icot Boulevard Suite 613, Clearwater, Florida 34620.

       Each Class 1A Warrant represented hereby is exercisable at the option of the registered holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class 1A Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate(s) of like tenor, which the Warrant Agent shall issue for the balance of such Class 1A Warrant.

       The Term "Expiration Date: shall mean 11:59 P.M. (Florida time) on January 31, 1999, or such earlier date as the Class 1A Warrants shall be redeemed. If such date shall in the State of Florida be a holiday or a day on which banks are authorized to close, the Expiration Date shall Mean 11:59 P.M. (Florida time) the next following date which in the State of Florida is not a holiday or a day in which banks are authorized to close.

       This Class 1A Warrant may not be exercised unless a registered statement under the Securities Act of 1933, as amended, and under the applicable state securities law with respect to such securities, is effective or there is an available an exemption from such Federal and State registration requirements and the Company may have an obligation to file a registration statement to permit exercise of this Class 1A Warrant. This Class 1A Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

ADDITIONAL PROVISIONS OF THIS CLASS 1A WARRANT ARE CONTAINED ON THE REVERSE HEREOF.

Dated: January 25, 1996                      By:/s/
                                                -----------------------------
                                                         President

                                         Attest:/s/
                                                -----------------------------
                                                         Secretary


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1. EXERCISE OF THE WARRANT. This Class 1A Warrant may be exercised by the holder, in whole at any time or in part from time to time prior the Expiration Date, by the surrender of this Warrant Certificate (with the Form of Exercise below duly executed) at the principal office of Warrant Agent together with proper payment of the Exercise Price of the proportionate part thereof if this Class 1A Warrant is exercised in part. Payment for shares of Common Stock issuable upon exercise of the Class 1A Warrants ("Warrant Shares") shall be made by check payable to the order of the Company. If this warrant Certificate is exercised in part, this Class 1A Warrant must be exercised for the number of whole Warrant Shares, and the Holder is entitled to receive a new Warrant Certificate covering the number of whole Warrant Shares in respect of which this Class 1A Warrant has not been exercised. Upon such surrender of this Class 1A Warrant, the Company will (a) issue a certificate(s) in the name of the Holder for the largest number of whole Warrant Shares to which the Holder shall be entitled and, if this Class 1A Warrant is exercised in whole in lieu of any fractional Warrant Share to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in accordance with the Warrant Agreement), and (b) deliver the other securities and properties receivable upon the exercise of the Class 1A Warrant, or the proportionate part thereof if this Class 1A Warrant is exercised in part, pursuant to the provisions of the Warrant Agreement.

2. RESERVATION OF WARRANT SHARES. The Company agrees that prior to the Expiration Date, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Class 1A Warrant, the Warrant Shares and other securities and properties as from time to time shall be receivable on the exercise of this Class 1A Warrant, free and clear of all restriction on sale or transfer and free and clear of all preemptive rights.

3. PROTECTION AGAINST DILUTION. These Warrants contain Anti-Dilutive Rights, as described in Section 10 of the Warrant Agreement.

4. FULLY-PAID SHARES. The Company agrees that the Warrant Shares delivered on the exercise of this Class 1A Warrant, shall at the time of such delivery, be validly issued, outstanding and fully-paid

5. LOSS, ETC OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant Certificate if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver the Holder a new Class 1A Warrant of like date, tenor and denomination.

6. COMBINATION, SPLIT UP OR EXCHANGE AND TRANSFER. Subject to the provisions of the Warrant Agreement this Warrant Certificate may be (a) exchanged for another Warrant Certificate(s) in any denominations (whole shares only) entitling the Holder to purchase a like number of Warrant Shares or (b) presented for transfer at the office of the Warrant Agent, by the Holder or his assigns, in person or by attorney duly authorized in writing, in the manner provided in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate(s) of different denominations evidencing in a aggregate the right to purchase a like number of Warrant Shares shall be issued to the transferee upon Surrender of this Warrant Certificate in accordance with instructions set forth in the Assignment set forth below or furnished to the agent.

7. WARRANT HOLDER NOT STOCKHOLDER. Except as otherwise provided herein and in the Warrant Agreement, this Class 1A Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder, of the Company, as stockholder prior to the exercise hereof.

8. HEADINGS. The headings of this Warrant Certificate have been inserted as matter of convenience and shall not affect the construction hereof.

9. APPLICABLE LAW. This Class 1A Warrant shall be governed by and construed in accordance with the laws of the State of Nevada.

                                FORM OF EXERCISE

TO WARRANT AGENT:
The undersigned Holder other the within Class 1A Warrants, Hereby (1) exercises his rights to purchase shares of Common Stock, par value $0 001 per share of Universal Medical Systems, Inc., which the undersigned is entitle to purchase under the terms of the within Class 1A Warrant, and (2) makes payment in full for the number of shares of Common Stock so purchased by payment of $_____. Please issue the Certificate for Shares of Common Stock in the name of, and pay any cash for any fractional share to:

_______________________________________________________________________________
                               Print or Type Name

_______________________________________________________________________________
                   Social Security or other Identifying Number

_______________________________________________________________________________
                                 Street Address

_______________________________________________________________________________
City                  State                      Zip Code

_______________________________________________________________________________
and, if said number of shares shall not be all the shares purchasable hereunder, please issue a new Warrant Certificate(s) for the unexercised portion of the within Class 1A Warrant to:

_______________________________________________________________________________
                               Print or Type Name

_______________________________________________________________________________
                  Social Security or other Identifying Number

_______________________________________________________________________________
                                 Street Address

_______________________________________________________________________________
City                  State                      Zip Code


Dated______________________             _______________________________________
                                                           Signature
                                            (Signature must conform in all
                                            respect to the name of Holder as
                                            specified the face of the Warrants.)

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